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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" and "Certain Limited States Federal Income Tax Consequences" in the Registration Statement (Form S-4) and related Prospectus of Viad Corp for the registration of its common stock and to the incorporation by reference therein of our report dated February 12, 1997, with respect to the consolidated financial statements of Game Financial Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
October 7, 1997